UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2026

AmperCap Acquisition Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43322	61-2317653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street, 18th Floor
New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 907-1171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	APMCU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	APMC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination	APMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 4, 2026, AmperCap Acquisition Company (the “Company”) consummated its initial public offering (“IPO”) of 12,500,000 units (the “Units”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $125,000,000. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of the Company’s initial business combination (each, a “Share Right”).

Simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 512,500 units (the “Private Placement Units”) to AmperSPAC LLC, the Company’s sponsor (the “Sponsor”), EarlyBirdCapital, Inc., the representative of the Company’s underwriters in the IPO (“EBC”), and certain third-party investors at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $5,125,000.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 1,875,000 additional units to cover over-allotments (the “Option Units”), if any. On June 10, 2026, the underwriters purchased an additional 1,837,500 Option Units pursuant to the partial exercise of the Over-Allotment Option. The remaining 37,500 Option Units will not be exercised. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $18,375,000. In connection with the closing of the Over-Allotment Option, the Sponsor and EBC purchased an additional 55,125 Private Placement Units in the aggregate at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $551,250.

Following the closing of the IPO and the Over-Allotment Option, a total of approximately $144,808,750 of the proceeds from the sale of the Units, the Option Units, and the Private Placement Units was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of June 4, 2026 reflecting the receipt of the proceeds from the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Forfeiture of Founder Shares

As previously disclosed on a Current Report on Form 8-K dated June 12, 2026, on June 8, 2026, the underwriters informed the Company that they would not exercise the remainder of their over-allotment option and on June 10, 2026, 12,500 founder shares of the Company held by the Sponsor were forfeited by the Sponsor.

On June 10, 2026, an aggregate of 717 founder shares of the Company held by EBC and its designees were also forfeited by EBC and such designees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Audited Balance Sheet as of June 4, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPERCAP ACQUISITION COMPANY

	By:	/s/ Harish Dadoo Gonzalez
		Name:	Harish Dadoo Gonzalez
		Title:	Co-Chief Executive Officer and Chief Financial Officer

Dated: June 18, 2026

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